UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 8, 2017

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2017, Shawn G. Johnston informed UDR, Inc. (the "Company") of his resignation as the Company’s Vice President – Chief Accounting Officer, effective August 4, 2017.

In light of Mr. Johnston’s resignation, Tracy L. Hofmeister, the Company’s Vice President – Controller, age 46, will serve as the Company’s Interim Principal Accounting Officer, until a permanent Principal Accounting Officer is hired.  Mr. Hofmeister joined the Company in March, 2013 as Vice President – Technical Accounting and SEC Reporting and became Vice President – Controller in March, 2016.  Mr. Hofmeister is a Certified Public Accountant and a graduate of the University of Colorado.  No family relationship exists between Mr. Hofmeister and any of the Company’s directors or executive officers.  The Company has not entered into any new compensation arrangements with Mr. Hofmeister in connection with his interim appointment.  Mr. Hofmeister is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will commence an evaluation of internal and external candidates for the role of Chief Accounting Officer and Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

July 11, 2017	By:	/s/ Joseph D. Fisher
Joseph D. Fisher
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)